UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2009
Woodward Governor Company
(Exact name of registrant as specified in its charter)

Delaware	0-8408	36-1984010

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 E Drake Road, Fort Collins, Colorado	80525

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (970) 482 - 5811
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Term Loan Credit Agreement
On April 3, 2009, Woodward Governor Company (the “Company”) entered into a Term Loan Credit Agreement (the “Term Loan Credit Agreement”), by and among the Company, the institutions from time to time parties thereto, as lenders, and JPMorgan Chase Bank, National Association, as administrative agent. The Term Loan Credit Agreement provides for a $120,000,000 unsecured term loan facility, and may be expanded by up to $50,000,000 of additional indebtedness from time to time, subject to the Company’s compliance with certain conditions and the lenders’ participation. The Term Loan Credit Agreement generally bears interest at LIBOR plus 2.50% to 3.50% and matures on April 3, 2012.
The Term Loan Credit Agreement contains customary terms and conditions, including, among others, covenants that place limits on the Company’s ability to incur liens on assets, incur additional debt (including a leverage or coverage based maintenance test), transfer or sell the Company’s assets, merge or consolidate with other persons, make certain investments, make certain restricted payments and enter into material transactions with affiliates. The Term Loan Credit Agreement contains financial covenants requiring that (a) the Company’s ratio of consolidated net debt to consolidated EBITDA not exceed 3.5 to 1.0 and (b) the Company have a minimum consolidated net worth of $510,000,000 plus 50% of net income for any fiscal year and 50% of the net proceeds of certain issuances of capital stock, in each case on a rolling four quarter basis. The Term Loan Credit Agreement also contains events of default customary for such financings, the occurrence of which would permit the lenders to accelerate the amounts due thereunder.
The Company’s obligations under the Term Loan Credit Agreement are guaranteed by Woodward FST, Inc. (“FST”), MPC Products Corporation (“MPC”) and Woodward HRT, Inc. (formerly known as HR Textron Inc.) (“HRT”), each a wholly owned subsidiary of the Company.
The proceeds from the Term Loan Credit Agreement were used to finance the acquisition of HR Textron Inc. and its related business in the United Kingdom (together, “HR Textron”), as described under Item 2.01 hereof.
The foregoing description of the Term Loan Credit Agreement and related matters is qualified in its entirety by reference to the Term Loan Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Note Purchase Agreement
On April 3, 2009, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the purchasers named therein (the “Purchasers”) relating to the sale by the Company and the purchase by the Purchasers of an aggregate principal amount of $100,000,000 of senior unsecured notes comprised of (a) $57,000,000 aggregate principal amount of the Company’s 7.81% Series E Senior Notes due April 3, 2016 (the “Series E Notes”) and (b) $43,000,000 aggregate principal amount of the Company’s 8.24% Series F Senior Notes due April 3, 2019 (the “Series F Notes” and, together with the Series E Notes, the “Notes”) in a private placement transaction. The Notes were sold to the Purchasers on April 3, 2009.

The Series E Notes have a maturity date of April 3, 2016 and bear interest at a rate of 7.81% per annum. The Series F Notes have a maturity date of April 3, 2019 and bear interest at a rate of 8.24% per annum. Interest on the Notes is payable semi-annually on April 15 and October 15 of each year until all principal is paid. Interest payments commence on October 15, 2009.
The Company’s obligations under the Note Purchase Agreement and the Notes rank pari passu, without preference or priority, with all other unsecured unsubordinated debt of the Company, including the Company’s outstanding debt under the Term Loan Credit Agreement, its existing term loan facility, existing revolving loan facility and existing note purchase agreements.
The Note Purchase Agreement contains restrictive covenants customary for such financings, including, among other things, covenants that place limits on the Company’s ability to incur liens on assets, incur additional debt (including a leverage or coverage based maintenance test), transfer or sell the Company’s assets, merge or consolidate with other persons and enter into material transactions with affiliates. The Note Purchase Agreement also contains events of default customary for such financings, the occurrence of which would permit the Purchasers of the Notes to accelerate the amounts due thereunder.
The Note Purchase Agreement contains financial covenants requiring that the Company’s (a) ratio of consolidated net debt to consolidated EBITDA not exceed 3.5 to 1.0 at any time on a rolling four quarter basis, and (b) consolidated net worth at any time equal or exceed $485,940,000 plus 50% of consolidated net earnings for each fiscal year beginning with the fiscal year ending September 30, 2009. Additionally, under the Note Purchase Agreement, the Company may not permit the aggregate amount of priority debt to at any time exceed 20% of the consolidated net worth of the Company at the end of the then most recently ended fiscal quarter. Priority debt is defined as all unsecured debt of the Company’s subsidiaries (excluding specified types of debt) and all debt of the Company and its subsidiaries secured by liens (excluding debt secured by certain permitted liens).
The Company’s payment and performance obligations under the Notes and the Note Purchase Agreement, including, without limitation, the obligations for payment of all principal, interest and any applicable make-whole amount on the Notes, are guaranteed by FST, MPC and HRT.
The Company, at its option, is permitted at any time to prepay all, or from time to time to prepay any part of, the then outstanding principal amount of the Notes at 100% of the principal amount of Notes (but, in the case of partial prepayment, not less than $1,000,000), together with interest accrued on such amount to be prepaid to the date of payment, plus any applicable make-whole amount. The make-whole amount is computed by discounting the remaining scheduled payments of interest and principal of the Notes being prepaid at a discount rate equal to the sum of 50 basis points and the yield to maturity of U.S. treasury securities having a maturity equal to the remaining average life of the Notes being prepaid.
The proceeds from the issuance of the Notes was used to finance the acquisition of HR Textron, as described under Item 2.01 hereof.
The foregoing description of the Note Purchase Agreement and related matters is qualified in its entirety by reference to the Note Purchase Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.
On April 3, 2009, the Company completed the previously announced acquisition of HR Textron. Pursuant to the terms of the definite purchase and sale agreement (the “Purchase Agreement”), dated February 27, 2009, by and among the Company, Woodward (U.K.) Limited, a wholly owned subsidiary of the Company (the “U.K. Purchaser” and, together with the Company, “Woodward”), Textron Inc. (the “U.S. Seller”) and Textron Limited (the “U.K. Seller” and, together with the U.S. Seller, the “Sellers”), the Company acquired from the U.S. Seller all of the outstanding shares of stock of HR Textron Inc. and the U.K. Purchaser acquired from the U.K. Seller substantially all of the assets and certain liabilities related to the U.K. Seller’s HR Textron business. Woodward paid approximately $376 million in cash at closing, which remains subject to certain post-closing adjustments. Woodward also expects to receive future tax benefits related to the acquisition with a net present value of approximately $25 million. The acquisition was financed with available cash, borrowings of $105 million under the Company’s existing revolving credit facility, and the proceeds from the Term Loan Credit Agreement and the issuance of Notes described under Item 1.01.
The foregoing description of the acquisition and related matters is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01, Term Loan Credit Agreement and Item 1.01, Note Purchase Agreement in this Current Report on Form 8-K is incorporated herein by reference.
Item 8.01 Other Events.
On April 3, 2009, the Company issued a press release announcing the completion of the acquisition of HR Textron and the related financing transactions, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.
(b) Pro forma financial information.
The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(d) Exhibits.
The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1
Term Loan Credit Agreement, dated April 3, 2009, by and among Woodward Governor Company, the institutions from time to time parties thereto, as lenders, and JPMorgan Chase Bank, National Association, as administrative agent.

10.2	Note Purchase Agreement, dated April 3, 2009, by and among Woodward Governor Company and the purchasers named therein.

10.3
Purchase and Sale Agreement, dated February 27, 2009, by and among Textron Inc., Textron Limited, Woodward Governor Company and Woodward (U.K.) Limited (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on March 4, 2009).

99.1	Press Release, dated April 3, 2009, of Woodward Governor Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WOODWARD GOVERNOR COMPANY
Date: April 8, 2009	By:	/s/ A. Christopher Fawzy
		Name:	A. Christopher Fawzy
		Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1
Term Loan Credit Agreement, dated April 3, 2009, by and among Woodward Governor Company, the institutions from time to time parties thereto, as lenders, and JPMorgan Chase Bank, National Association, as administrative agent.

10.2	Note Purchase Agreement, dated April 3, 2009, by and among Woodward Governor Company and the purchasers named therein.

10.3
Purchase and Sale Agreement, dated February 27, 2009, by and among Textron Inc., Textron Limited, Woodward Governor Company and Woodward (U.K.) Limited (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on March 4, 2009).

99.1	Press Release, dated April 3, 2009, of Woodward Governor Company.